Exhibit 99.1

Company Contact:	Investor Relations:
Kelly J. Gill	Charles Lynch
Chief Executive Officer	Westwicke Partners
(615) 771-7575	(443) 213-0504

Advocat To Lease 88-Bed Center in Clinton, Kentucky

BRENTWOOD, TN—(April 18, 2012)—Advocat Inc. (NASDAQ OTC: AVCA) today announced that it has entered into a lease agreement to operate an 88-bed skilled nursing center in Clinton, Kentucky. The center is subject to a mortgage insured through the United States Department of Housing and Urban Development. The lease has an initial ten year term with two five year renewal options and contains an option to purchase the property for $3.3 million during the first five years. The center has not had residents since April 2011 after being de-certified by Medicare and Medicaid. The lease may be terminated if the center does not obtain certifications under the Medicare and Kentucky Medicaid programs by October 15, 2012.

Kelly Gill, the Company’s Chief Executive Officer, stated, “We are glad to have leased this center in Clinton, Kentucky and we will begin the certification process immediately. We anticipate admitting residents to the facility on a limited basis in July 2012, while we continue to seek Medicare and Medicaid certification.”

About Advocat Inc.

Advocat provides long term care services to patients in 47 skilled nursing centers containing 5,445 licensed nursing beds, primarily in the Southeast and Southwest. For additional information about the Company, visit Advocat’s web site: www.advocat-inc.com.

FORWARD-LOOKING STATEMENTS

The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward looking statements, including but not limited to, our ability to obtain Medicare and Medicaid certification and successfully reopen the Kentucky nursing center, our ability to successfully operate the new nursing center in West Virginia, our ability to increase census at our renovated facilities, changes in governmental reimbursement, including the impact of the CMS final rule that is expected to result in an 11.1% reduction in Medicare reimbursement as of October 2011 and our ability to mitigate the impact of the reduction, government regulation, the impact of federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of laws and regulations governing quality of care or violations of other laws and regulations applicable to our business, costs and impacts associated with the implementation of our electronic medical records plan, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our facilities, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies, as well as other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as in its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Advocat Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services

###